CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for The Liberty Fund and Liberty Contrarian Income Fund (two of the series comprising Liberty Funds Trust III) in The Liberty Fund Class A, B and C Shares Prospectus and Class Z Shares Prospectus and in the Liberty Contrarian Income Fund Class A, B and C Shares Prospectus, Class I Shares Prospectus, and Class Z Shares Prospectus and "Independent Accountants/Auditors of the Fund" and "Independent Auditors/Accountants of the Funds" and "Financial Statements" in the Liberty Funds Trust III Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 128 to the Registration Statement (Form N-1A, No. 2-15184) of our reports dated December 12, 2002 on the financial statements and financial highlights of The Liberty Fund and Liberty Contrarian Income Fund included in The Liberty Fund Annual Report and the Liberty Contrarian Funds Annual Report dated October 31, 2002.



                                                               ERNST & YOUNG LLP


Boston, Massachusetts
February 24, 2002